INVESTOR RELATIONS AGREEMENT

THIS AGREEMENT made the 15th day of June, 2007.

BETWEEN:

YELLOWCAKE MINING INC., a Nevada corporation having an office at 213 West Main Street, Suite F, Riverton, WY 82501

(herein called the “Company”)

OF THE FIRST PART

AND:

CARSON SEABOLT, of 601-1625 Hornby Street, Vancouver, BC Canada V6Z 2M2

(herein called the “IR Consultant”)

OF THE SECOND PART

WHEREAS:

A.           The IR Consultant is in the business of assisting public companies in funding, financial advisory, strategic business planning, and investor and public relations services designed to make the investing public knowledgeable about the benefits of stock ownership in the Company;

B.           The Company has had presented by IR Consultant one or more plans of public and investor relations to utilize other business entities to achieve the Company's goals of making the investing public knowledgeable about the benefits of stock ownership in the Company;

C.           The Company recognizes that IR Consultant is not in the business of stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (hereinafter "the Act") or the Securities and Exchange Act of 1934 (hereinafter "the Exchange Act"), underwriting, banking, is not an insurance Company, nor does it offer services to the Company which may require regulation under federal or state securities laws;

D.           The parties agree, after having a complete understanding of the services to be provided to the Company, the Company desires to engage the IR Consultant on a non-exclusive basis to provide shareholder, investor, and community investor relations services to the Company.

In consideration of the premises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	INVESTOR RELATIONS SERVICES

Under this agreement the IR Consultant will undertake shareholder and investor relations activities on the Company's behalf, and in concert with the Company's management, will assist in the implementation of an investor relations program.

2.	SERVICES
2.1

The IR Consultant will work pursuant to a written proposal as proposed by the IR Consultant and agreed in writing by the Company. This will include, without limitation, review of the Company's news releases, and other investor relations oriented materials that may be useful in the development of a clear and understandable image as to the market segment(s) within which the Company has established itself as a significant business entity.

2.2

The IR Consultant will assist in an effort designed to make a wider spectrum of potential investors aware of the Company, and its growth potential within its market segment(s) of choice, with a view towards attracting increased investor interest in the Company.

3.	COMPENSATION FOR IR SERVICES

In consideration of the IR Consultant's services pursuant to this Agreement:

(a)	the IR Consultant will be paid a monthly fee of US $2,000 for its services, commencing on June 15, 2007 (the “Fee”);
(b)

the IR Consultant will also receive at the signing of this contract 75,000 stock options (the “Options”) exercisable at US $1.85 per common share (the “Shares”), according to the following vesting schedule:

(i)	18,750 options on September 15, 2007;

(ii)	18,750 options on December 15, 2007;

(iii)	18,750 options on March 15, 2008;

(iv)	18,750 options on June 15, 2008;

the Options will be subject to the terms of the Company’s 2007 Stock Option Plan and the Shares will be restricted stock and will be legended as set out in Section 8.

If this Agreement is terminated for any reason, all unvested Options will immediately terminate.

4.	EXPENSES

The IR Consultant will pay his own expenses in carrying out his obligations under this Agreement.

5.	TERM
5.1	The term of this Agreement shall commence on signing of this Agreement by the Company, and shall continue for a period of one year from that date (the "Engagement Period").
5.2	If the Company and the IR Consultant desire to extend the relationship, the parties will renew this Agreement or enter into a new agreement.
5.3

Either party may terminate this agreement immediately on written notice to the other party if the other party has committed a material breach of any term of this Agreement. In the absence of any such breach, either party may terminate this agreement on 30 days' written notice to the other party.

5.4

On termination or expiry of the term of this Agreement, the IR Consultant will return all property of the Company then in its possession, including any office equipment, automobiles, correspondence, documents, computer disks, notebooks, video and audio equipment and tapes, files and other tangible property.

6.	COMPLIANCE WITH LAWS
6.1

Each party to this Agreement is responsible for informing itself of and complying with all applicable United States federal, state and provincial securities laws and the policies of the non-Nasdaq OTC Bulletin Board.

6.2	The IR Consultant will provide the services required under this Agreement honestly and diligently, and will use their best efforts to serve the Company and promote its interests.
7.	CONFIDENTIALITY
7.1

The IR Consultant will not, directly or indirectly, use, disseminate, disclose, communicate, divulge, reveal, publish, use for its own benefit, copy, make notes of, input into a computer data base or preserve in any way any confidential information relating the Company, whether during the term of this Agreement or thereafter, unless it first receives written permission to do so from an authorized officer of the Company.

7.2

For the purposes of this Agreement, "confidential information" is information disclosed to or acquired by the IR Consultant relating to the business of the Company, its projects or the personal affairs of the directors, officers and shareholders of the Company, including information developed or gathered by the IR Consultant which has not been approved by the Company for public dissemination.

7.3

Confidential information does not include information in the public domain, information released from the provisions of this Agreement by written authorization of an authorized officer of the Company, information which is part of the general skill and knowledge of the IR Consultant and does not relate specifically to the business of the Company, and information which is authorized by the Company to be disclosed in the ordinary course or is required by law or applicable regulatory policy to be disclosed.

8.	LEGENDS:
8.1	The certificates representing Shares will be endorsed with any legend required under United States securities laws, as follows:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAW OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE ACT, (III) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, OR (IV) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION, IN EACH CASE AFTER PROVIDING EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE 1933 ACT."

8.2

The IR Consultant requests that the Company not put a Canadian legend on the Shares as mandated by National Instrument 45-102, and acknowledges that without such legend, the Shares may not be resold in Canada.

9.	GOVERNING LAW:

This Agreement shall be governed by the laws of Nevada.

10.	FAX AND COUNTERPARTS:

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of an original of this Agreement. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

The parties have agreed to these terms and set their signatures below on _______________, 2007

YELLOWCAKE MINING INC.
Per:	/s/ William Tafuri
Authorized Signatory

WITNESSED BY:	)
/s/ David Matousek	)
Signature	)
David Matousek	)
Name	)
207-1330 Harwood Street	)	/s/ Carson Seabolt
Address	)	CARSON SEABOLT
Vancouver, BC V6E 1S8)
Corporate Advisor	)
Occupation	)